UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 24, 2008

Cytokinetics, Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50633	94-3291317
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

280 East Grand Avenue, South San Francisco, California		94080
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 624 - 3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Cytokinetics, Incorporated (the "Company") issued a press release announcing positive results from an analysis of the first two patient cohorts of the Company’s ongoing Phase IIa clinical trial evaluating CK-1827452, administered intravenously in patients with stable heart failure. This Phase IIa clinical trial is a multi-center, double-blind, randomized, placebo-controlled, dose-escalation, pharmacokinetic and pharmacodynamic trial of CK-1827452. The primary objective of this trial is to evaluate the safety and tolerability of CK-1827452 administered as an intravenous infusion to stable heart failure patients. The secondary objectives of this trial are to establish a relationship between the plasma concentration and pharmacodynamic effects of CK-1827452 and to determine the pharmacokinetics of CK-1827452 in stable heart failure patients.

Data from the first two cohorts of this ongoing Phase IIa clinical trial of CK-1827452 will be presented at the Heart Failure Congress, the annual meeting of the Heart Failure Association of the European Society of Cardiology to be held June 14-17, 2008 in Milan, Italy.

Cytokinetics will be hosting an Investor Breakfast entitled "Investigators' Perspectives on Measurements of Cardiac Performance" on Monday, March 31st from 7:00 a.m. – 8:00 a.m. Central Time in the Mayfair Room at the Westin Michigan Avenue Hotel in Chicago, Illinois. The presentation and accompanying slides will be simultaneously webcast and a live audio of the forum will also be available to investors, members of the news media and the general public. The press release contains information regarding the access to the webcast.

A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits of this Current Report on Form 8-K:

Exhibit No. Description
--------------------------
99.1 Press release, dated March 24, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytokinetics, Incorporated

March 24, 2008	By:	Sharon Surrey-Barbari

Name: Sharon Surrey-Barbari
Title: Senior Vice President, Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated March 24, 2008